Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

BTCS, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (2)(3)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	457	(o)
Fees to Be Paid	Equity	Preferred Stock, par value $0.001	457	(o)
Fees to Be Paid	Equity	Warrants	457	(o)
Fees to Be Paid	Other	Units	457	(o)
Fees to Be Paid	Unallocated (Universal Shelf)	Unallocated (Universal) Shelf	457	(o)			$2,000,000,000	$153.10 per $1,000,000	$306,200
Carry Forward Securities
Carry Forward Securities	-	-	-		-		-			-	-	-	-
	Total Offering Amounts						$2,000,000,000		$306,200
	Total Fees Previously Paid								$0
	Total Fee Offsets								$0
	Net Fee Due								$306,200

(1) The securities registered hereunder include such indeterminate number of (a) shares of common stock, (b) shares of preferred stock, (c) warrants to purchase common stock and/or preferred stock, and (d) units consisting of some or all of these securities, as may be sold from time to time by the Registrant.

(2) The aggregate maximum offering price of all securities issued or issuable by the Registrant that are registered pursuant to the Registration Statement shall not exceed $2,000,000,000. The proposed maximum aggregate offering price is estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 (the “Securities Act”).

(3) The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction 2.A.iii.b of Form S-3 under the Securities Act.